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                                                                    EXHIBIT 10.1

                        WALLACE COMPUTER SERVICES, INC.
                           1997 STOCK INCENTIVE PLAN
                                AMENDMENT NO. 1


          WHEREAS, Wallace Computer Services, Inc., a Delaware corporation (the "Company"), has heretofore adopted and maintains a stock option plan for the benefit of certain of its employees designated the "Wallace Computer Services, Inc. 1997 Stock Incentive Plan" (the "Plan");

          WHEREAS, the Company desires to amend the Plan in certain respects;

          NOW, THEREFORE, pursuant to the power of amendment contained in
Section 4.2 of the Plan, Section 1.5 of the Plan is amended to delete the first sentence thereof, and to substitute therefor a new sentence to read as follows:

         Subject to adjustment as provided in Section 4.7, 4,000,000 shares of Common Stock shall be available under this Plan, reduced by the sum of the aggregate number of shares of Common Stock which become subject to outstanding options.

          NOW THEREFORE, this amendment is subject to the approval of the shareholders of the Company at the 1999 Annual Meeting to be held November 3, 1999.

          IN WITNESS WHEREOF, the Company has caused this instrument to be executed by its duly authorized officers this 8th day of September, 1999.

                                              WALLACE COMPUTER SERVICES, INC.

                                              By: ______________________________
                                                  Chairman and CEO

ATTEST:

---------------------------
Secretary